UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 19, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177	77 Beale Street P.O. Box 770000 San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Emerging growth company	PG&E Corporation	☐

Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐

Pacific Gas and Electric Company	☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No.
 19-30088
(DM) (the “Chapter 11 Cases”). On May 22, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated May 22, 2020 [Docket No. 7521] with the Bankruptcy Court (as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”).
As previously disclosed, on May 26, 2020, the Utility entered into a commitment letter (the “Utility Term Loan Commitment Letter”) with JPMorgan Chase Bank, N.A. and the other commitment parties party thereto (the “Utility Term Loan Commitment Parties”) pursuant to which the Utility Term Loan Commitment Parties have agreed, subject to the terms and satisfaction or waiver of the conditions contained therein, to provide an up to $6,000,000,000 term loan credit facility (the “Utility Term Loan Credit Facility”) to the Utility. As previously disclosed, on June 19, 2020, the Utility issued $8,925,000,000 aggregate principal amount of its First Mortgage Bonds. As a result of such issuance, on June 19, 2020, the Utility delivered notice pursuant to the Utility Term Loan Commitment Letter of the permanent reduction of the aggregate commitments under the Utility Term Loan Facility by $3,000,000,000. Accordingly, the commitments outstanding under the Utility Term Loan Credit Facility after such reduction are $3,000,000,000.
On June 23, 2020 (the “Effective Date”), the Corporation obtained a $2.75 billion secured term loan (the “Term Loan”) under a term loan credit agreement (the “Term Loan Agreement”) with JPMorgan Chase Bank, N.A. (“JPM”), the other lenders from time to time party thereto (collectively, the “Lenders”), JPM, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). On the Escrow Release Date (as defined below), the Corporation plans to use the proceeds of the Term Loan to fund, in part, the transactions contemplated under the Plan.
On the Effective Date, the proceeds of the Term Loan were deposited into an account (the “Escrow Account”) at The Bank of New York Mellon Trust Company, N.A. (the “Escrow Agent”), which proceeds will be held by the Escrow Agent as collateral for the Lenders pursuant to an escrow agreement (the “Escrow Agreement”), dated as of the Effective Date and by and among the Collateral Agent, the Escrow Agent, the Administrative Agent and the Corporation. On the date (the “Escrow Release Date”) on which (i) all conditions precedent to the effectiveness of the Plan (other than the receipt by the Corporation of the net proceeds from the Term Loan) shall have been, or substantially concurrently with the release of the funds held in the Escrow Account, will be, satisfied or waived in accordance with the terms of the Escrow Agreement, (ii) all documents necessary to implement the Plan and the financing and distributions contemplated thereunder shall have been executed, (iii) the Corporation shall have consummated, or shall consummate substantially concurrently with the release of the funds held in the Escrow Account, one or more public or private offerings (including rights offerings) or private placements of common stock of the Corporation (including securities exercisable for, exchangeable or convertible into, or purchase contracts to acquire, common stock of the Corporation), for aggregate gross proceeds of at least $9.0 billion, and (iv) certain other conditions set forth in the Term Loan Agreement have been satisfied or waived, the proceeds of the Term Loan and all other amounts then held in the Escrow Account will be released to Corporation.
The Term Loan matures on the date that is five years after the Effective Date, unless extended by the Corporation pursuant to the terms of the Term Loan Agreement. The Term Loan will bear interest based, at the Corporation’s election, on (1) LIBOR (but in no event less than 1.0%) plus an applicable margin or (2) ABR (but in no event less than 2.0%) plus an applicable margin. ABR will equal the highest of the following: the prime rate, 0.5% above the overnight federal funds rate, and the one-month
LIBOR plus 1.0%. The applicable margin for LIBOR loans is 4.5% and the applicable margin for ABR loans is 3.5%.
Upon the occurrence of the Escrow Release Date, the Term Loan Agreement will be secured by a pledge of the Corporation’s ownership interest in 100% of the shares of common stock of the Utility.

The Term Loan Agreement includes usual and customary covenants for loan agreements of this type, including covenants limiting: (1) liens, (2) mergers, (3) sales of all or substantially all of the Corporation’s assets, and (4) other fundamental changes. In addition, the Term Loan Agreement requires that the Corporation maintain ownership, either directly or indirectly, through one or more subsidiaries, of at least 100% of the outstanding common stock of the Utility.
In the event of a default by the Corporation under the Term Loan Agreement, including cross-defaults relating to specified other debt of the Corporation or any of its significant subsidiaries in excess of $200 million, the Administrative Agent may, with the consent of the required Lenders (or upon the request of the required Lenders, shall), declare the amounts outstanding under the Term Loan Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Term Loan Agreement become payable immediately.
The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
The Lenders and/or their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Corporation. The Lenders have received, and may in the future receive, customary compensation from the Corporation for such services.
Item 1.02.	Termination of a Material Definitive Agreement

As previously disclosed, the Debtors entered into debt commitment letters for the Corporation and the Utility (as amended, modified or supplemented from time to time prior to the date hereof, the “Debt Commitment Letters”) with certain lenders (the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide bridge financing for the Plan.
On June 19, 2020, the Debtors delivered notice pursuant to the Debt Commitment Letters to permanently reduce, in full, all commitments relating to the Utility thereunder.
On June 23, 2020, the Debtors delivered notice pursuant to the Debt Commitment Letters to permanently reduce, in full, all commitments relating to the Corporation thereunder. Accordingly, the Debt Commitment Letters were terminated by the Debtors on such date.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Term Loan Agreement is hereby incorporated into this Item 2.03 by reference.
Item 8.01.	Other Events

On June 23, 2020, the Corporation completed the sale of (i) $1,000,000,000 aggregate principal amount of 5.00% Senior Secured Notes due July
 1
, 2028 and (ii) $1,000,000,000 aggregate principal amount of 5.250% Senior Secured Notes due July 1, 2030 (collectively, the “Notes”). Subject to the satisfaction of certain conditions, the net proceeds from the sale of the Notes, together with the net proceeds from certain other Plan financing transactions, are expected to be used to effectuate the reorganization of the Corporation and the Utility in accordance with the terms and conditions contained in the Plan. For further information concerning the Notes, refer to the exhibits attached to this report.

Cautionary Statement Concerning Forward-Looking Statements
This current report on Form
8-K
includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation’s and the Utility’s annual report on Form
10-K
for the year ended December 31, 2019, as updated by their joint quarterly report on Form
10-Q
for the quarter ended March 31, 2020, and their subsequent reports filed with the SEC. Additional factors include, but are not limited to, those associated with the Corporation’s and the Utility’s Chapter 11 Cases. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.
Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated June 18, 2020, by and among PG&E Corporation, J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC

4.1	Indenture, dated as of June 23, 2020, between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”)

4.2
First Supplemental Indenture, dated as of June 23, 2020, relating to the Notes, among PG&E Corporation, the Trustee and JPMorgan Chase Bank, N.A., as collateral agent (including the form of Notes of each series)

4.3	Escrow Deposit and Disbursement Agreement, dated as of June 23, 2020, by and among PG&E Corporation, The Bank of New York Mellon Trust Company, N.A., as escrow agent, and the Trustee

5.1	Opinion of Hunton Andrews Kurth LLP, dated June 23, 2020

10.1	Term Loan Agreement, dated June 23, 2020, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Jason P. Wells
Jason P. Wells
Dated: June 23, 2020		Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
David S. Thomason
Dated: June 23 2020		Vice President, Chief Financial Officer and Controller